March  ____, 2013

Midland American Capital Corporation
90 Merrick Avenue
East Meadow, NY 11554

        Re: BioZone Laboratories, Inc. (the “Seller”)

Ladies and Gentlemen:

Reference is hereby made to that certain Factoring and Security Agreement (“the Factoring Agreement”), dated as of an approximately even date herewith, by and among Seller and Midland American Capital Corporation.  All capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Factoring Agreement.

To induce you to purchase accounts of Seller the undersigned hereby warrants and represents to you as follows:

1.
All Seller’s accounts which have been or will be reported or sold to you by or on behalf of Seller and in which you hold a security interest (“Accounts”), whether such reports are in the form of Schedules of Accounts, Assignment Schedules collateral reports or financial statements, (i) are and will remain genuine and in all respects what they purport to be, and (ii) will represent bona fide obligations of Seller’s customers arising out of the sale and delivery of merchandise sold by the Seller (the “Sold Goods”) or the rendition of services, or both, in the ordinary course of its business in accordance with and in full and complete performance of customer’s order therefor.

2.
All original proceeds of the Accounts received by Seller will be held in trust for you and will immediately be forwarded to you upon receipt, in kind, in accordance with the terms of any agreements between you and the Seller (the “Agreements”).

3.
None of the Accounts will be the subject of any offsets, defenses or counterclaims of any nature whatsoever, and Seller will not in any way impede or interfere with the normal collection and payment of the Accounts.

4.	Seller’s assets are presently worth more than the sum of its debts, excluding debts owed to Subordinating Creditors, and Seller is able to pay its debts as they become due.

5.
The Sold Goods will be up to the point of sale, the sole property of Seller, and the Accounts and Sold Goods are and will remain free and clear of all liens and security interests, except Permitted Liens.

6.	The due dates of the Accounts will be as reported to you by the Seller.

7.	Seller will promptly report to you all disputes, rejections, returns and re-sales of Sold Goods and all credits allowed by the Seller against any Account.

8.	All reports that you receive from the Seller, including but not limited to those concerning its Accounts, will be true and accurate except for minor inadvertent errors.

9.	Seller will not sell its inventory except in the ordinary course of business.

10.
All purchase orders submitted by the Seller to you, whether issued to or by the Seller, will be complete, valid, and in full force and effect, and amendments thereto will be immediately reported to you by the Seller.

11.	All inspection results submitted by the Seller to you, whether issued to or by the Seller, will be complete, accurate and genuine.

The undersigned indemnifies you and holds you harmless from any direct, indirect, or consequential damage of loss which you may sustain as a result of the breach of any statement contained herein or of your reliance (whether or not such reliance was reasonable) upon any misstatement (whether or not intentional), fraud, deceit or criminal act on the part of any officer, employee, or agent of the Seller, or any costs (including reasonable attorneys’ fees and expenses) incurred by you in the enforcement of any rights granted to you hereunder.  All such sums will be paid by the undersigned to you on demand.

Any action arising hereunder shall, if you so elect, be instituted in any court sitting in the state in which your chief executive office is located  (the “Chosen State”), and in the city in which your chief executive office is located, or if none, any court sitting in the Chosen State (the “Acceptable Forums”).  It is agreed that the Acceptable Forums are convenient, and the undersigned submits to such jurisdiction and waives all objections to jurisdiction or venue.  Should such proceeding be initiated in any other forum, the undersigned we waives any right to oppose any motion to transfer such proceeding to an Acceptable Forum.

Nothing herein contained shall be in any way impaired or affected by any change in or amendment of any of the Agreements.

In the event that either of us finds it necessary to retain counsel in connection with the interpretation, defense, or enforcement of this agreement, the prevailing party shall recover its reasonable attorney’s fees and expenses from the unsuccessful party.  It shall be presumed (subject to rebuttal only by the introduction of competent evidence to the contrary) that the amount recoverable is the amount billed to the prevailing party by its counsel and that such amount will be reasonable if based on the billing rates charged to the prevailing party by its counsel in similar matters.

Notarial acknowledgement:	Very truly yours,